Exhibit 99.1

NEWS RELEASE

For Immediate Release

July 28, 2011

MAXWELL TECHNOLOGIES REPORTS SECOND QUARTER FINANCIAL RESULTS

Ultracapacitor Sales Up 54%, Total Revenue Up 30% vs. Q210

CONFERENCE CALL & WEBCAST AT 5 P.M. (EDT) TODAY – DETAILS BELOW

SAN DIEGO, Calif. — Maxwell Technologies, Inc. (Nasdaq: MXWL) today reported revenue of $38.5 million for its second quarter ended June 30, 2011, up 30 percent over the $29.6 million recorded in the same period in 2010. Ultracapacitor revenue increased by 54 percent, to $24.4 million in Q211, compared with $15.9 million in the same period last year. Sales of high voltage capacitor and microelectronics products totaled $14.0 million in Q211, up two percent from the $13.7 million recorded in Q210.

“Rapidly increasing sales into stop-start idle elimination systems in micro hybrid autos and various backup power applications augmented continuing strong sales for wind turbine blade pitch systems and hybrid and electric transit vehicle drive systems to generate another record quarter for ultracapacitor sales,” said David Schramm, Maxwell’s president and chief executive officer.

On a U.S. generally accepted accounting principles (GAAP) basis, operating loss for Q211 was $1.6 million compared with an operating loss of $3.3 million in Q210. GAAP net loss for the second quarter 2011 was $1.2 million or $0.04 per share, compared with a GAAP net loss of $2.6 million, or $0.10 per share, in the same period last year. GAAP operating and net loss comparisons are affected by:

•	A reserve of $2.6 million, $2.0 million net of tax, or $0.07 per diluted share, in Q211 for an anticipated legal settlement.

•

A non-cash gain of $1.2 million, or $0.05 per diluted share, in Q210, based on the quarterly valuation of conversion features and warrants associated with convertible debentures. As the warrants were exercised in December 2010, and the convertible debentures were retired in February 2011, the company will no longer record gains or losses related to the conversion features and warrants.

•	An accrual of $3.4 million, or $0.13 per diluted share, in Q210 for settlement of U.S. Foreign Corrupt Practices Act violations.

On a non-GAAP basis, the company reported operating income of $1.9 million in Q211, compared with operating income of $933,000 in the same period last year, and net income of $1.7 million or $0.06 per diluted share in Q211, compared with net income of $455,000, or $0.02 per diluted share in Q210. A reconciliation of GAAP to non-GAAP financial measures is included as an addendum to this release.

GAAP gross margin was 40 percent in Q211, compared with 40 percent in Q210 and 39 percent in Q111. GAAP operating expenses totaled approximately $17.1 million, or 44 percent of revenue in Q211, compared with $15.2 million, or 51 percent of revenue in Q210. Non-GAAP operating expenses totaled approximately $13.7 million, or 36 percent of revenue, in Q211, compared with $11.1 million, or 37 percent of revenue, in Q210. Cash and cash equivalents totaled $29.8 million as of June 30, 2011, compared with $33.1 million as of March 31, 2011. Complete financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations will be available with the filing of the company’s Quarterly Report on Form 10-Q with the Securities & Exchange Commission.

Outlook: “We expect sequential top line growth of five to seven percent in the third quarter,” Schramm said. “For the full year, we continue to expect that year-over-year top line growth will exceed 20 percent, and steadily improving operating performance should enable the company to be profitable on a non-GAAP basis going forward.”

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MAXWELL TECHNOLOGIES REPORTS SECOND QUARTER FINANCIAL RESULTS

Non-GAAP Financial Measures: The company uses non-GAAP financial measures for internal evaluation and to report the results of its business. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss), and non-GAAP diluted net income (loss) per share. These measures are not in accordance with, nor an alternative to, GAAP. These measures are intended to supplement GAAP financial information, and may be computed differently from non-GAAP financial measures used by other companies. The company believes that these measures provide useful information to its management, board of directors and investors about its operating activities and business trends related to its financial condition and results of operations. The company believes that it is useful to provide investors with information to understand how specific line items in the statement of operations are affected by certain non-cash or non-recurring items, such as:

•	stock-based compensation expense;

•	amortization of intangible assets;

•	accruals and reserves for FCPA and legal settlements, and

•	prior period gains or losses on embedded derivative and warrants.

In addition, the company’s management and board of directors use these non-GAAP financial measures in developing operating budgets and in reviewing the company’s results of operations, as non-cash and non-recurring items have limited impact on current and future operating decisions. Additionally, the company believes that inclusion of non-GAAP financial measures provides consistency and comparability with its past reports of financial results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Please refer to the accompanying tables for a detailed reconciliation of GAAP to non-GAAP gross profit, operating expenses, income (loss) from operations, net income (loss), and diluted net income (loss) per share.

Conference Call: Management will conduct a conference call and simultaneous webcast to discuss reported financial results and the future outlook at 5 p.m. (EDT) today. The call may be accessed by dialing toll-free, (800) 895-1085 from the U.S. and Canada, or (785) 424-1055 for international callers, and entering the conference ID, 7MAXWELL. The live web cast and subsequent archived replay may be accessed at the company’s web site via the following link: investors.maxwell.com.

Maxwell is a leading developer and manufacturer of innovative, cost-effective energy storage and power delivery solutions. Our ultracapacitor products provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation and telecommunications. Our high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that incorporate powerful commercial silicon for superior performance and high reliability in aerospace applications.

Forward-looking statements: Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Such risks, uncertainties and contingencies include, but are not limited to, the following:

•

risks related to our international operations, including, but not limited to, our ability to comply with changing rules and regulations in countries where we conduct business, our ability to oversee and control our foreign subsidiaries and their operations, our ability to effectively

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MAXWELL TECHNOLOGIES REPORTS SECOND QUARTER FINANCIAL RESULTS

manage foreign currency exchange rate fluctuations, and our ability to continue to comply with the U.S. Foreign Corrupt Practices Act, anti-bribery laws of foreign jurisdictions and the terms and conditions of our settlement agreements with the U.S. Securities and Exchange Commission and Department of Justice.

•	our ability to remain competitive and stimulate customer demand by successfully introducing new products and matching our production capacity to customer demand;

•	dependence upon the sale of products to a small number of customers and vertical markets, some of which depend heavily on government funding or subsidies which may not continue in the future;

•	acquisition, development and retention of key personnel;

•	our ability to effectively manage our reliance upon certain suppliers of key component parts and specialty equipment;

•	our ability to manage product quality problems;

•	our ability to protect our intellectual property rights and to defend claims against us;

•	our ability to enter into, manage and benefit from strategic alliances;

•	occurrence of a catastrophic event at any of our facilities; and,

•	our ability to obtain sufficient capital to meet our operating or other needs.

Many of these factors are beyond our control, and there can be no assurance that we will not encounter unforeseen risks and costs in the conduct of our business. Forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and 10-KA and quarterly reports on Form 10-Q. Copies of these documents may be obtained by contacting Maxwell Investor Relations at (858) 503-3434 or at our investor relations website: investors.maxwell.com. All information in this release is as of July 28, 2011. The company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the company’s expectations.

Contact: Michael Sund, +1 858.503.3233; msund@maxwell.com

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MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenue	$38,463	$29,579	$73,722	$56,202
Cost of revenue	22,987	17,742	44,362	34,154

Gross profit	15,476	11,837	29,360	22,048
Operating expenses:
Selling, general and administrative	11,747	11,164	19,681	18,339
Research and development	5,297	3,954	11,269	8,536
Amortization of intangibles	51	51	102	132

Total operating expenses	17,095	15,169	31,052	27,007

Loss from operations	(1,619)	(3,332)	(1,692)	(4,959)
Interest expense, net	(25)	(48)	(61)	(98)
Amortization of debt discount and prepaid debt costs	—	(20)	(55)	(41)
Gain on embedded derivatives and warrants	—	1,226	1,086	4,475

Loss before income taxes	(1,644)	(2,174)	(722)	(623)
Income tax provision (benefit)	(427)	410	299	719

Net loss	$(1,217)	$(2,584)	$(1,021)	$(1,342)

Net loss per common share:
Basic and diluted	$(0.04)	$(0.10)	$(0.04)	$(0.05)

Weighted average common shares outstanding:
Basic and diluted	27,669	26,155	27,478	26,125

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	June 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$29,791	$39,829
Restricted cash	—	8,000
Trade and other accounts receivable, net	35,791	27,141
Inventories, net	26,911	19,290
Prepaid expenses and other current assets	2,939	2,713

Total current assets	95,432	96,973
Property and equipment, net	24,952	20,129
Intangible assets, net	1,438	1,651
Goodwill	27,423	24,956
Pension asset	6,387	5,321
Other non-current assets	382	781

Total assets	$156,014	$149,811

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$31,758	$28,115
Accrued warranty	304	449
Accrued employee compensation	6,931	6,079
Short-term borrowings and current portion of long-term debt	3,685	3,511
Deferred tax liability	1,373	1,373

Total current liabilities	44,051	39,527
Deferred tax liability, long-term	1,166	1,166
Long-term debt, excluding current portion	2,504	12,608
Other long-term liabilities	3,070	8,487

Total liabilities	50,791	61,788

Stockholders’ equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 27,955 and 27,182 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	2,780	2,715
Additional paid-in capital	250,341	238,419
Accumulated deficit	(164,891)	(163,870)
Accumulated other comprehensive income	16,993	10,759

Total stockholders’ equity	105,223	88,023

Total liabilities and stockholders’ equity	$156,014	$149,811

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(Unaudited)

		Three Months Ended			Six Months Ended
		June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Gross Profit Reconciliation:
GAAP gross profit		$15,476	$13,884	$11,837	$29,360	$22,048
Stock-based compensation expense included in cost of sales	A	84	119	89	203	205
Amortization of intangible assets included in cost of sales	B	90	83	71	173	145

Non-GAAP gross profit		$15,650	$14,086	$11,997	$29,736	$22,398

Total Operating Expenses Reconciliation:
GAAP total operating expenses		$17,095	$13,957	$15,169	$31,052	$27,007
Stock-based compensation expense	A	(705)	(798)	(654)	(1,503)	(1,161)
Amortization of intangible assets	B	(51)	(51)	(51)	(102)	(132)
Accrual for settlements with the SEC and DOJ	C	—	—	(3,400)	—	(3,400)
Accrual for anticipated legal settlement	D	(2,600)	—	—	(2,600)	—

Non-GAAP total operating expenses		$13,739	$13,108	$11,064	$26,847	$22,314

Income (Loss) From Operations Reconciliation:
GAAP loss from operations		$(1,619)	$(73)	$(3,332)	$(1,692)	$(4,959)
Stock-based compensation expense	A	789	917	743	1,706	1,366
Amortization of intangible assets	B	141	134	122	275	277
Accrual for settlements with the SEC and DOJ	C	—	—	3,400	—	3,400
Accrual for anticipated legal settlement	D	2,600	—	—	2,600	—

Non-GAAP income from operations		$1,911	$978	$933	$2,889	$84

Net Income (Loss) Reconciliation:
GAAP net income (loss)		$(1,217)	$196	$(2,584)	$(1,021)	$(1,342)
Stock-based compensation expense	A	789	917	743	1,706	1,366
Amortization of intangible assets	B	141	134	122	275	277
Accrual for settlements with the SEC and DOJ	C	—	—	3,400	—	3,400
Accrual for anticipated legal settlement, net of tax	D	2,035	—	—	2,035	—
Gain on embedded derivative and warrants	E	—	(1,086)	(1,226)	(1,086)	(4,475)

Non-GAAP net income (loss)		$1,748	$161	$455	$1,909	$(774)

Diluted Net Income (Loss) per Share Reconciliation:
GAAP diluted net income (loss) per share		$(0.04)	$0.01	$(0.10)	$(0.04)	$(0.05)
Stock-based compensation expense	A	0.03	0.03	0.03	0.07	0.05
Amortization of intangible assets	B	—	0.01	0.01	0.01	0.01
Accrual for settlements with the SEC and DOJ	C	—	—	0.13	—	0.13
Accrual for anticipated legal settlement, net of tax	D	0.07	—	—	0.07	—
Gain on embedded derivative and warrants	E	—	(0.04)	(0.05)	(0.04)	(0.17)

Non-GAAP diluted net income (loss) per share		$0.06	$0.01	$0.02	$0.07	$(0.03)

See notes on next page

Notes:

(A)	Stock-based compensation expense consists of non-cash charges for employee stock options, restricted stock awards, restricted stock units and employee stock purchase plan awards.

Results include stock-based compensation expense as follows (in thousands):

	Three Months Ended			Six Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Cost of revenue	$84	$119	$89	$203	$205
Selling, general and administrative	597	646	575	1,243	1,068
Research and development	108	152	79	260	93

Total stock-based compensation expense	$789	$917	$743	$1,706	$1,366

(B)	Amortization of intangible assets associated with acquisitions.

(C)	Accrual for settlements with the Securities and Exchange Commission and Department of Justice.

(D)	Accrual for anticipated legal settlement of $2.6 million, or $2.0 million net of the related tax impact.

(E)	Gain on embedded derivatives and warrants associated with the Company’s convertible debt.